EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the prospectus constituting a part of the Registration Statement on Form S-3 of our report dated January 12, 2005, relating to the consolidated financial statements of Onstream Media Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2004.

      We also consent to the reference to us under the caption Experts in the Prospectus, which is part of this registration statement.

                                    GOLDSTEIN LEWIN & CO.


                                    /s/ Goldstein Lewin & Co.

Boca Raton, Florida,
February 22, 2005.